UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2018 (December 27, 2017)

Moody National REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55778	47-1436295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.        Entry into a Material Definitive Agreement.

Amendment to Term Loan Agreement

As previously disclosed, on September 27, 2017, Moody National REIT Operating Partnership II, LP, a Delaware limited partnership (“Moody II Operating Partnership”), Moody National REIT II, Inc., a Maryland corporation (“Moody II”) and KeyBank National Association (“KeyBank” and together with Moody II Operating Partnership, Moody II and certain other parties, the “Parties”), entered into a term loan agreement (the “Term Loan Agreement”). On December 27, 2017, the Parties entered into a letter agreement (the “Letter Agreement”) amending certain provisions of the Term Loan Agreement. Pursuant to the Letter Agreement, the Parties agreed to (i) change the date on which interest payments are to be made, and certain information provided, to the fifteenth of each month, (ii) changed the amount of a certain fixtures, furnishings and equipment reserve to $11,383 and (iii) changed the commencement of a financial covenant pursuant to which Moody II must raise $10 million in Net Equity (as such term is defined in the Term Loan Agreement) per calendar quarter to the calendar quarter ending March 31, 2018.

The description of the Letter Agreement in this Current Report on Form 8-K is a summary and is subject to, and qualified in its entirety, by the terms of the Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated as of December 27, 2017, by and among Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and Keybank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT II, INC.

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	Chief Executive Officer and President

Date: January 2, 2018